SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIREMAN B.V.†

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Winzerlaer Str. 2
Jena, Germany (Address of Principal Executive Offices)	07745 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common shares, nominal value €0.12 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-220962 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
(Title of Class)

N/A

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†	We intend to convert the legal form of our company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company with limited liability (naamloze vennootschap) and to change our name from Fireman B.V. to InflaRx N.V. prior to the consummation of this offering.

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of share capital and articles of association” relating to the Registrant’s common shares, nominal value €0.12 per share (the “Common Shares”), in the prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-220962) originally filed with the Securities and Exchange Commission on October 13, 2017, as amended (the “Registration Statement”), is incorporated by reference herein. In addition, the description that will be included under the heading “Description of share capital and articles of association” relating to the Common Shares in the Registrant’s final prospectus relating to the Registration Statement to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be incorporated by reference herein.

Item 2:	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Fireman B.V.

By:	/s/ Niels Riedemann
	Name:	Niels Riedemann
	Title:	Chief Executive Officer

Date: November 7, 2017